LIEBERMAN, SHARMA & ASSOCIATES P.A.
CERTIFIED PUBLIC ACCOUNTING FIRM

800 E. Cypress Creek Rd. Suite 200 Ft. Lauderdale, FL 33334    Office (954) 491-0411Fax (954) 491-0211

Auditing   ~    Accounting    ~    Taxes    ~    Condominium Accounting    ~    Financial Management    ~     Consulting

March 20, 2010

Board of Directors
Regenocell, Inc.
2 Briar Lane
Natick, Massachusetts 01760

Dear Sirs,

We have elected as a firm to no longer continue as a reporting firm under the guidelines of the Public Company Accounting Oversight Board (PCAOB). Therefore, we are resigining  as your audit firm effective January 1, 2010. However, we will be happy to assist you with the transition to a new auditing firm.

Respectfully

Lieberman Sharma & Associates, P.A.
Lieberman Sharma & Associates, P.A.
License # AD64586

American Institute of Certified Public Accountants ▪  Florida Institute of Certified Public Accountants
Association of  Certified Fraud Examiners ▪ Community Associations Institute